Exhibit 5.2

Ortoli | Rosenstadt LLP

June 12, 2026

TIANCI INTERNATIONAL, INC.

Unit 1109, Lippo Sun Plaza

28 Canton Road

Tsim Sha Tsui, Kowloon

Hong Kong

Re:	Tianci International, Inc.

Ladies and Gentlemen:

We are acting as United States counsel to Tianci International, Inc., a company incorporated under the laws of the State of Nevada (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus initially filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, with respect to the issuances of (a) common stock of the Company, (b) pre-funded warrants to purchase common stock (in the form attached as an exhibit to the Registration Statement, the “Pre-Funded Warrants”), (c) common warrants to purchase common stock (in the form attached as an exhibit to the Registration Statement, the “Common Warrants”), (d) warrants to purchase common stock that will be issued to the placement agent (the “Placement Agent”) (in the form attached as an exhibit to the Registration Statement, the “Placement Agent Warrants”), and (e) the common stock underlying the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrant.

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.	a copy of the Registration Statement,
2.	the form of Pre-Funded Warrants, filed as Exhibit 4.1 to the Registration Statement,
3.	the form of the Common Warrants, filed as Exhibit 4.2 to the Registration Statement,
4.	the form of the Placement Agent Warrants, filed as Exhibit 4.3 to the Registration Statement,
5.	the opinion of Fennemore Craig, P.C., the Neveda counsel to the Company, filed as Exhibit 5.1 to the Registration Statement, and
6.	and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, and (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

1

Based upon the foregoing, we are of the opinion that each of:

(i)	the Pre-Funded Warrants (when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Pre-Funded Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement),
(ii)	the Common Warrants (when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Common Warrants have been issued, delivered and paid for, as contemplated by the Registration Statement), and
(iii)	the Placement Agent Warrants (when duly authorized, executed and delivered by all necessary corporate action of the Company and when the Placement Agent Warrants have been issued and delivered, as contemplated by the Registration Statement), will be legally binding obligations of the Company enforceable in accordance with their respective terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Pre-Funded Warrants and Common Warrants; and (e) we have assumed the Exercise Price (as defined respectively in the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants) will not be adjusted to an amount below the par value per share of the common stock.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP

2